SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  February 5, 1996


                        TUCSON ELECTRIC POWER COMPANY
                        -----------------------------

           (Exact name of registrant as specified in its charter)


       Arizona                      1-5924                  86-0062700
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                       Identification No.)


                220 West Sixth Street, Tucson, Arizona  85701
             (Address of principal executive office)  (Zip Code)


                               (520) 571-4000
            (Registrant's telephone number, including area code)

Item 5.

     As previously reported, in February 1995 the Company filed a Notice of Intent to form a Holding Company with the Arizona Corporation Commission ("ACC"), and on June 13, 1995 the Company filed an application with the ACC requesting an overall 4.9% increase in retail rates. On November 30, 1995, the Company reached a settlement with the ACC staff proposing to resolve such applications. On January 19, 1996, the ACC voted 2-1 against the proposed settlement.

     On February 5, 1996, the ACC's Chief Hearing Officer issued a recommended Opinion and Order which would deny the formation of a holding company structure, while allowing limited diversification by the Company into various segments of the electric energy business. Under the Order, the Company would be permitted to invest up to $20,000,000 in energy related projects without prior ACC approval. The Company would have the ability to request ACC approval for such projects after the fact. If approval is granted, the Company would then be permitted to make subsequent investments up to the original $20,000,000 limit.

     Because the ACC did not approve the proposed settlement, the Chief Hearing Officer recommended the dockets for the holding company and rates be separated, allowing each application to proceed on its own.

     A hearing date has been set for February 20-21, 1996 for the ACC to consider the Chief Hearing Officer's recommendations. The
Company may file exceptions to the recommended Opinion and Order prior to the hearing.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TUCSON ELECTRIC POWER COMPANY
                                             (Registrant)


Date:  February 9, 1996                      Ira R. Adler
                                             ------------
                                             Ira R. Adler
                                        Senior Vice President and
                                        Principal
                                        Financial Officer